Exhibit 99.1 News August 29, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 8 ###-## -#### ONEOK to Present at Barclays CEO Energy Conference TULSA, Okla. – Aug. 29, 2019 – ONEOK, Inc. (NYSE: OKE) will participate in the Barclays CEO Energy Conference Sept. 3-4, 2019, in New York City. ONEOK management will present at the conference at 9:05 a.m. Eastern Daylight Time (8:05 a.m. Central Daylight Time) on Wednesday, Sept. 4. The presentation will be webcast and accessible on ONEOK’s website, www.oneok.com. A replay of the webcast will be archived for 30 days. Materials used at the conference will be accessible on ONEOK’s website beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time) on Tuesday, Sept. 3. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram. ###